Exhibit 1.1

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FUNDCORE INSTITUTIONAL INCOME TRUST INC.

Up to 75,000,000 Shares of Common Stock

FORM OF PRIMARY DEALER AGREEMENT

This Primary Dealer Agreement (the “Agreement”) is made and entered into as of the      day of             , 2010 among FundCore Institutional Income Trust Inc., a Maryland corporation (the “Company”), FundCore Advisor LLC, a Delaware limited liability company (the “Advisor”), and Integrity Investments, Inc., a Florida corporation (the “Primary Dealer”).

Whereas, on             , 2010, the Company filed a registration statement on Form S-11 (such registration statement and any prospectus contained therein being respectively referred to herein as the “Registration Statement” and the “Prospectus,” as more fully defined below) with the Securities and Exchange Commission (the “SEC”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of an offering (the “Offering”) of up to 75,000,000 shares of its common stock, $.01 par value per share (the “Shares”); and

Whereas, the Shares are to be offered for a per Share purchase price of $10.00 per Share payable in cash, except as set forth in the Prospectus; and

Whereas, the Offering is comprised of 50,000,000 Shares that will be issued and sold to the public (such offering, the “Primary Offering,” and such Shares, the “Primary Shares”) and 25,000,000 Shares that will be offered pursuant to the Company’s distribution reinvestment plan (such plan, the “DRIP,” and such Shares, the “DRIP Shares”) (subject to the Company’s right to reallocate such Share amounts, as described in the Prospectus); and

Whereas, in connection with the Offering, the minimum initial purchase by any one person shall be at least $1,000,000 in Shares (except as otherwise indicated in the Prospectus) and the Company must receive purchase orders for at least 1,000,000 Shares (the “Minimum Offering”) on or before one year from the date of the Prospectus;

Whereas, the Company will be externally advised by the Advisor; and

Whereas, the Company desires to retain the Primary Dealer to use its best efforts to sell the Shares and to, from time to time, manage the sale by other participating broker-dealers (the “Dealers”) of the Shares, and the Primary Dealer desires to serve as the primary dealer for the Company for the sale of the Shares upon the terms and conditions set forth in this Agreement and in the Registration Statement.

Now, therefore, in consideration of the terms and conditions hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed among the Company, the Advisor and the Primary Dealer as follows:

1.	Representations and Warranties of the Company:

The Company represents and warrants during the full term of this Agreement that:

a.    Effective Registration Statement and Prospectus.    The Company has filed an effective Registration Statement on Form S-11 (Registration Statement No. 333-            ) and the related Prospectus with the SEC in accordance with applicable requirements of the Securities Act and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Said registration statement, which includes a preliminary prospectus, was initially filed with the SEC on             , 2010. One or more amendments to such registration statement have been or may be so prepared and filed. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Primary Dealer. The registration statement (including financial statements, exhibits and all other documents related thereto that are filed as a part thereof or incorporated therein) and prospectus contained therein, as finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the prospectus, the term “Prospectus” shall also include the Prospectus filed pursuant to Rule 424(b). Every contract or document required by the Securities Act or Rules and Regulations to be filed as an exhibit to the Registration Statement has been and will be so filed with the SEC.

b.    Organization.    The Company is and will be at all times during the Offering duly and validly organized and formed as a corporation under the laws of the State of Maryland, with the power and authority to conduct its business as described in the Prospectus.

c.    Compliance with the Securities Act.    At the time the Registration Statement becomes effective and at the time that any post-effective amendment thereto becomes effective, the Registration Statement and Prospectus will comply with the Securities Act and the Rules and Regulations and at the time the Registration Statement becomes effective and at the time that any post-effective amendment thereto becomes effective and during the Offering the Registration Statement and Prospectus will not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1(c) will not apply to statements contained in or omitted from the Registration Statement or Prospectus in reliance upon and in conformity with information furnished to the Company in writing by the Primary Dealer or any of the Dealers specifically for inclusion in the Registration Statement or Prospectus.

d.    Use of Proceeds.    The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e.    Absence of Further Consents and Approvals.    No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

f.    No Order of Suspension.    No order preventing or suspending the use of a Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

g.    No Pending Actions.    There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

h.    Absence of Conflict or Default.    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) any of its organizational documents, (ii) any indenture, mortgage, deed of trust, or lease to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except in the case of clauses (ii) and (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company.

i.    Requisite Authority.    The Company has all necessary power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity provision contained in Section 11 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

j.    Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the Advisor and the Primary Dealer, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforceability of the indemnity provisions contained in Section 11 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

k.    Authorization of Shares.    At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any shareholder of the Company; and all action required to be taken for the authorization, issuance and sale of such Shares has been validly and sufficiently taken.

l.    Taxes.    The Company has filed all federal, state and foreign income tax returns that have been required to be filed, on or before the due date (taking into account all extensions of time to file), and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due.

m.    Financial Statements.    The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

n.    Investment Company Act.    The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

o.    Qualification as a Real Estate Investment Trust.    The Company intends to satisfy the requirements of the Internal Revenue Code of 1986, as amended, for qualification of the Company as a real estate investment trust and, to the knowledge of the Company, there currently exists no circumstance that will prevent the Company from complying with such requirements as contemplated in the Prospectus with respect to the current taxable year. The Company intends to operate the business of the Company so as to comply with such requirements to elect status as a real estate investment trust for the fiscal year ending December 31, 2010.

p.    Sales Material.    To the knowledge of the Company, all materials provided by the Company or any of its affiliates to the Primary Dealer, including materials provided to the Primary Dealer in connection with its due diligence investigation relating to the Offering, were materially accurate as of the date provided.

q.    Supplemental Sales Materials.    Any and all supplemental sales materials prepared by the Company and any of its affiliates (excluding the Primary Dealer) for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use and, as to later-provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use or, as to later-provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time any event occurs as a result of which such supplemental sales materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Primary Dealer thereof.

2.	Covenants of the Company.

The Company covenants and agrees with the Primary Dealer during the full term of this Agreement that:

a.    Furnishing Materials.    It will, at no expense to the Primary Dealer, furnish the Primary Dealer with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Primary Dealer may reasonably request. It will similarly furnish to the Primary Dealer and others designated by the Primary Dealer as many copies of the following documents as the Primary Dealer may reasonably request: (a) the Prospectus in final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed advertising, sales literature, supplemental sales materials or other materials (provided that the use of said advertising, sales literature, supplemental sales materials and other materials has been first approved for use by the Company and filed with all appropriate regulatory agencies).

b.    Qualification of Shares.    It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Primary Dealer may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Primary Dealer a copy of such papers filed by the Company in connection with any such qualification.

c.    Effectiveness of Registration; Stop Orders.    It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Primary Dealer; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; (d) use its best efforts to prevent the issuance of any order by the SEC, any state regulatory authority or any other regulatory authority which suspends the effectiveness of the Registration Statement, prevents the use of the Prospectus, or otherwise prevents or suspends the Offering; and (e) if at any time the SEC, any state regulatory authority or any other regulatory authority shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

d.    Amendments and Supplements.    If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Primary Dealer, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Primary Dealer thereof (unless the information shall have been received from the Primary Dealer) and will effect the preparation of an amended or supplemental prospectus which will correct such misstatement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

3.	Representations and Warranties of the Advisor.

The Advisor represents and warrants during the full term of this Agreement that:

a.    Organization.    The Advisor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b.    Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Advisor, and assuming due authorization, execution and delivery of this Agreement by the Company and the Primary Dealer, will constitute a valid and legally binding agreement of the Advisor enforceable against the Advisor in accordance with its terms, except to the extent that the enforceability of the indemnity provisions contained in Section 11 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

c.    No Pending Actions.    There are no actions, suits or proceedings pending or, to the knowledge of the Advisor, threatened against the Advisor at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could reasonably be expected to have a material adverse effect on the business or property of the Advisor and its subsidiaries, taken as a whole.

4.	Representations and Warranties of the Primary Dealer.

The Primary Dealer represents and warrants during the full term of this Agreement that:

a.    Organization.    The Primary Dealer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b.    Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Primary Dealer, and assuming due authorization, execution and delivery of this Agreement by the Company and the Advisor, will constitute a valid and legally binding agreement of the Primary Dealer enforceable against the Primary Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity hereunder may be limited by applicable law and public policy.

c.    Absence of Conflict or Default.    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Primary Dealer will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Primary Dealer is a party or by which it may be bound, or to which any of the property or assets of the Primary Dealer is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Primary Dealer or its assets, properties or operations, except in the case of clauses (ii) and (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Primary Dealer.

d.    Broker-Dealer Registration; FINRA Membership.    The Primary Dealer is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Moreover, the Primary Dealer’s employees and representatives have all required FINRA registrations to act under this Agreement. The Primary Dealer is also a properly registered or licensed broker-dealer, and its employees and representatives are also properly registered or licensed, under the securities laws of all states where it or any other Dealer offers or sells, or is exempt from the state registration and licensure requirements. This Agreement shall automatically terminate if (1) the Primary Dealer ceases to be a member of FINRA in good standing or (2) the Primary Dealer is subject to a FINRA suspension or the Primary Dealer’s registration or license under the Exchange Act or any state securities laws or regulations is terminated or suspended, and such suspension or termination results in the Primary Dealer’s ability to perform its obligations under this Agreement to be materially adversely affected. The Primary Dealer agrees to notify the Company immediately if any of the events in this paragraph occurs.

e.    Disclosure.    The information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Primary Dealer in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5.	Appointment, Obligations and Compensation of the Primary Dealer.

a.    Appointment of the Primary Dealer; Best Efforts.    The Company hereby appoints the Primary Dealer as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Shares set forth in the Prospectus (subject to the Company’s right of reallocation, as described in the Prospectus) and through Dealers or through registered investment advisers or bank trust departments who are paid no commission or as otherwise described in the Prospectus. The Primary Dealer hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on the terms and conditions set forth in this Agreement and the Prospectus as amended and supplemented.

b.    Designation of and Assistance to Dealers.    The Primary Dealer may, as it deems necessary, appoint Dealers, all of whom shall be members of FINRA and shall execute a Selected Dealer Agreement with each Dealer for the purpose of selling the Shares, subject to the prior approval of the Company of each such Dealer (such approval not to be unreasonably withheld or delayed). The Primary Dealer will provide assistance to other Dealers to sell the Shares on the terms and conditions set forth in this Agreement and the Prospectus as amended and supplemented, with such assistance including, without limitation, assisting other Dealers with presentations upon request, providing copies of the Prospectus or Preliminary Prospectus or any Authorized Sales Material (as defined below), assisting other Dealers with the determination of Permitted Offerees (as defined below), and collecting subscription agreements and related documents on behalf of the Company upon request.

c.    Commencement of Sales; Termination.    Promptly after the effective date of the Registration Statement, the Primary Dealer and the Dealers shall commence the offering of the Shares for cash to the public on the terms and conditions set forth in this Agreement and the Prospectus. The Primary Dealer and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

d.    Required State Registration and Licenses.    The Primary Dealer and the Dealers will not offer Shares in any state or jurisdiction unless and until (a) the Primary Dealer has been advised in writing by the Company that the Shares are either registered in accordance with, or exempt from, the securities laws of such state or jurisdiction and (b) the Primary Dealer and respective Dealer has all required licenses and registrations, or exemptions therefrom, to offer Shares in that state or jurisdiction. The Primary Dealer will provide evidence of its licensure and registration, or exemption from the requirements of licensure and registration, to perform the activities of a broker-dealer in all states and jurisdictions where the Primary Dealer offers or sells the Shares and where other Dealers offer or sell the Shares.

e.    Investor Suitability.    The Primary Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscriptions), and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial and any other qualifications set forth under “Suitability Standards” in the Prospectus (a “Permitted Offeree”), as amended and supplemented, or in any suitability letter or memorandum sent to it by the Company. In offering Shares, the Primary Dealer will make every reasonable effort to determine that the purchase of the Shares is a suitable and appropriate investment for each purchaser of the Shares solicited by the Primary Dealer and will comply with the requirements imposed upon it by the Prospectus, the Securities Act, the Exchange Act, applicable Blue Sky laws, and all applicable FINRA rules, including the NASD Conduct Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors. Nothing contained in this Agreement shall be construed to impose upon the Company or the Advisor the responsibility of assuring that prospective investors solicited by the Primary Dealer or any Dealer meet the suitability standards in accordance with the terms and provisions of the Prospectus.

f.    Recordkeeping.    The Primary Dealer agrees to comply with the recordkeeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder and (b) the applicable rules of FINRA. The Primary Dealer further agrees to maintain records of the information used to determine that an investment in Shares is made by a Permitted Offeree for a period of six years from the date of the sale of the Shares. The Primary Dealer further agrees to make such records available to the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Primary Dealer’s receipt of a subpoena or other appropriate document request from such agency.

g.    Offering Price.    The Primary Dealer will offer and sell the Primary Shares to the public at the initial offering price of $10.00 per Share payable in cash. The DRIP Shares shall be offered to the public at the initial purchase price of $10.00 per Share, subject to the terms and pricing information provided in the Prospectus and the DRIP therein, including the Company’s right to reallocate Share amounts between the Primary Shares and the DRIP Shares. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Primary Dealer by the Company, subscribers must initially purchase at least $1,000,000 in Shares, which may be waived in the Company’s sole discretion. After investors have satisfied the minimum purchase requirement, additional purchases must be in increments of $100,000, except for additional purchases made pursuant to the DRIP. Subscribers investing on behalf of accounts or trusts for which the subscriber is acting in a fiduciary capacity may aggregate investments on behalf of multiple accounts and trusts as part of a combined order for purposes of meeting the initial and additional minimum purchase requirements. The Shares are nonassessable.

h.    Submission of Orders.

Except as set forth below, those persons who purchase Shares will be instructed by the Primary Dealer to either make checks payable or transfer immediately available funds via The Federal Reserve Wire Network or the Automated ClearingHouse (ACH) in U.S. dollars (the “Payment Wires”) to “            ., as Escrow Agent for FundCore Institutional Income Trust Inc.” After the Company meets the Minimum Offering requirement of 1,000,000 Shares, subscribers will be instructed by the Primary Dealer to make their checks payable or to send Payment Wires to the account of “FundCore Institutional Income Trust Inc.” The Primary dealer and Dealers will not accept checks for forwarding to the escrow agent.

Checks and subscription documents should be sent via direct overnight mail to:

Payment Wires should be sent to:

                                         .

ABA Routing Number:

Account Number:

Account Name:                         ., as Escrow Agent for

             FundCore Institutional Income Trust Inc.

After the Company meets the Minimum Offering requirement, the account name should be “FundCore Institutional Income Trust Inc.”

i.    Deferred Sales Commission and Expense Reimbursements.    Except as provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Primary Dealer, the Advisor will pay the Primary Dealer an annual deferred sales commission of up to 1.0% of the gross proceeds from the sale of shares in the Primary Offering as calculated below, provided, however, that the aggregate deferred sales commission shall not exceed 5.0% of the gross proceeds from the sale of shares in the Primary Offering. If a Dealer effects the sale of shares, the Primary Dealer will pay such Dealer a deferred sales commission payable monthly on the gross proceeds from the sale of shares in the Primary Offering by such Dealer.

Further, as provided in the “Plan of Distribution” section of the Prospectus, the Advisor may reimburse the out-of-pocket expenses of the Primary Dealer and Dealers on a non-accountable basis up to a maximum of $1,000,000. The Advisor may also reimburse the bona fide due diligence expenses incurred by Primary Dealer and Dealers in connection with the Offering upon receipt by the Advisor and the Primary Dealer of an invoice or a similar such itemized statement that demonstrates the actual due diligence expenses incurred.

Notwithstanding the foregoing, no sales commissions, payments or other amounts will be paid to the Primary Dealer under this provision unless or until subscriptions for the purchase of Shares have been accepted by the Company. The Company and the Advisor will not be liable or responsible to any Dealer for direct payment of sales commissions or any other amounts to any Dealer, it being the sole and exclusive responsibility of the Primary Dealer for all payments to Dealers.

Subject to the 1.0% annual and the 5.0% aggregate limitations on the deferred sales commission described above, the Advisor shall pay the deferred sales commission to the Primary Dealer monthly in arrears in an amount that is equal to 25% of the net asset management fees that are paid to the Advisor, up to a maximum 0.25% of the assets under management, with respect to the shares that are sold in the Primary Offering by the Primary Dealer. With respect to each Dealer that executes a Selected Dealer Agreement, the Primary Dealer, the Company and the Advisor will execute an agreement in the form attached as Annex A hereto reflecting the Primary Dealer’s and Dealer’s deferred sales commission with respect to sales of Primary Shares by such Dealer.

j.    Right to Reject Orders or Cancel Sales.    All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company. The Primary Dealer agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever, and no sales commission will be paid to the Primary Dealer with respect to the portion of any subscription that is rejected. Orders not accompanied by a Subscription Agreement with the signature page and for which a Payment Wire is not received for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If the Company is not in actual receipt of clearinghouse funds in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Primary Dealer agrees to return to the Advisor any sales commission theretofore paid with respect to such order within 30 days thereafter.

6.            Prospectus Delivery and Authorized Sales Material.

The Primary Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Prospectus (as it may be amended and supplemented from time to time) or in such sales literature and advertising as shall have been previously been approved in writing by the Company (the “Authorized Sales Material”). The Company will supply the Primary Dealer with reasonable quantities of the Prospectus, including amendments of and supplements to the Prospectus, and any Authorized Sales Material, for delivery to investors, and the Primary Dealer will deliver a copy of the Prospectus, including any amendments and supplements thereto, to each investor as required by the Securities Act and the Exchange Act and the rules and regulations promulgated under both. The Primary Dealer agrees that (a) it will deliver a copy of the Prospectus as amended and supplemented to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to a Permitted Offeree and (b) it will not send or give any supplement to the Prospectus or any Authorized Sales Materials to a Permitted Offeree unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Material.

The Primary Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. The Primary Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company. The Primary Dealer further agrees to furnish a copy of any revised Preliminary Prospectus to each person to whom it has furnished a copy of any previous Preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of federal and state securities laws and the rules and regulations thereunder, including without limitation Rule 15c2-8 under Exchange Act. The Primary Dealer agrees that any failure to deliver to any investor the Prospectus and all supplements thereto and any amended prospectus, any unauthorized use of sales materials, or use of unauthorized verbal representations concerning the Shares by such Primary Dealer or the Primary Dealer’s representatives or agents shall be deemed to be a violation of this section of this Agreement.

7.	Issuance of Confirmations to Purchasers.

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of the Primary Dealer and Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Primary Dealer.

8.	Disclosure Review; Confidentiality of Information.

a.    As required by FINRA Rule 2310, the Primary Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, the Primary Dealer shall evaluate items of compensation, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors; and appraisals and other pertinent reports. If the Primary Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Primary Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not a sponsor or an affiliate of the sponsor of the Company.

b.    It is anticipated that the Primary Dealer’s home office diligence personnel and other agents of the Primary Dealer that are conducting a due diligence inquiry on behalf of the Primary Dealer (collectively, the “Diligence Personnel”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Advisor, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of Company, the Advisor, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to Company, the Advisor, or their respective affiliates; (iii) information concerning the business and affairs of Company, the Advisor, or their respective affiliates including, without limitation, historical financial statements, financial projections and budgets, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential--For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. The Primary Dealer agrees to keep, and to cause its Diligence Personnel to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same. The Primary Dealer agrees to not disclose, and to cause its Diligence Personnel not to disclose, such Confidential Information to the public, or the Primary Dealer’s sales staff or financial advisors, or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares, except to the extent such information is contained in the Prospectus or supplemental information or is otherwise publicly available. The Primary Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Primary Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Primary Dealer’s confidentiality obligation. The Primary Dealer acknowledges that the Primary Dealer or its Diligence Personnel may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Primary Dealer acknowledges that the Primary Dealer or its Diligence Personnel may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, or at general “Forums” sponsored by the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Primary Dealer acknowledges the restrictions and limitations of Regulation FD promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company, (b) in connection with the defense of any customer complaint, arbitration or litigation, or pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Primary Dealer shall notify the Company in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

Notwithstanding the foregoing, the term “Confidential Information” shall not include information that (i) is contained in the Prospectus or Authorized Sales Material; (ii) is in the possession of or known by the Primary Dealer before it was furnished to the Primary Dealer by or on behalf of the Company pursuant hereto as shown by the Primary Dealer’s files and records; (iii) was or becomes generally available to the public other than as a result of a disclosure by the Primary Dealer; (iv) was available, or becomes available, to the Primary Dealer on a non-confidential basis, provided that the source of such information is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company; (v) the Primary Dealer can demonstrate to the reasonable satisfaction of the Company was developed by the Primary Dealer independently of the disclosure of the Confidential Information by the Company; or (vi) is approved by the Company in writing as not being Confidential Information.

9.    Compliance with Applicable Laws.

In connection with the Primary Dealer’s participation in the offer and sale of Shares, the Primary Dealer agrees to comply with all requirements and obligations imposed upon it by (a) the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated under both such acts; (b) all applicable state securities laws and regulations as from time to time in effect, including those necessary for the Company to avail itself of the state securities exemptions from registration designated by the Company to the Primary Dealer; (c) the applicable rules of FINRA including FINRA Rules 2310 and 5110, and to comply with Rules 2420, 2440, 2730, 2740, and 2750 of the National Association of Securities Dealers, Inc. as they are incorporated into the FINRA Conduct Rules; (d) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Primary Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 and the requirements of any applicable state privacy laws; and (e) this Agreement and the Prospectus as amended and supplemented.

10.  Compliance With Anti-Money Laundering Rules and Regulations

The Primary Dealer’s acceptance of this Agreement constitutes a representation to the Company that the Primary Dealer has established and implemented a written anti-money laundering compliance program in accordance with applicable laws and regulations, including applicable FINRA Conduct Rules, rules and regulations promulgated under the Exchange Act, the USA PATRIOT Act of 2001, including but not limited to Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations (together, the “AML Rules”) including, without limitation, a customer identification program and the identification and reporting of suspicious activity (“AML Program”).

To the extent required by the applicable AML Rules, taking into account the customers to be solicited pursuant to this Agreement, the Primary Dealer agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers, and to require Permitted Offerees to check the names of its customers on whose behalf each Permitted Offeree is purchasing shares, against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons.

The Primary Dealer shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification, (i) its AML Program is consistent with the applicable AML Rules and (ii) it is currently in material compliance with all AML Rules, specifically including, but not limited to, the customer identification program requirements.

11.  Indemnification.

a. The Company will indemnify and hold harmless the Dealers and the Primary Dealer, their officers and directors and each person, if any, who controls such Dealer or the Primary Dealer within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or the Primary Dealer, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus and any amendment or supplement to the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus and any amendment or supplement to the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or the Primary Dealer, its officers and directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or the Primary Dealer, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable under (a) and (b) hereof to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Primary Dealer by or on behalf of any Dealer or the Primary Dealer specifically for use with reference to such Dealer or the Primary Dealer in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or the Primary Dealer was at fault in connection with the loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Company may otherwise have. Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Primary Dealer, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i)        There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii)       Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii)      A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

b.    The Primary Dealer will indemnify and hold harmless the Company, the Advisor and each of their directors (including any persons named in the Registration Statement with his consent, as about to become a director), each of their officers who has signed the Registration Statement and each person, if any, who controls the Company or the Advisor within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus and any amendment or supplement to the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus and any amendment or supplement to the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case under (a) and (b) hereof to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Primary Dealer specifically for use with reference to the Primary Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or the Prospectus or any such amendment thereof or supplement thereto, or (c) any breach by the Primary Dealer of this Agreement, and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Primary Dealer may otherwise have.

c.    Each Dealer severally will indemnify and hold harmless the Company, the Primary Dealer, the Advisor and each of their directors (including any persons named in the Registration Statement with his consent, as about to become a director), each of their officers who has signed the Registration Statement and each person, if any, who controls the Company, the Primary Dealer, or the Advisor within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Primary Dealer, the Advisor, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus and any amendment or supplement to the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus and any amendment or supplement to the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case under (a) and (b) hereof to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Primary Dealer by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or the Prospectus or any such amendment thereof or supplement thereto, or (c) any breach by the Dealer of this Agreement or the Selected Dealer Agreement, and will reimburse the Company, the Primary Dealer, and the Advisor and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

d.    Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, notify in writing the indemnifying party of the commencement thereof; the omission so to notify the indemnifying party will relieve it from liability under this Section 11 only in the event and to the extent the failure to provide such notice adversely affects the ability to defend such action. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to paragraph (e) of this Section 11) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

e.    The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.

f.    The indemnity agreements contained in this Section 11 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Primary Dealer or any officer or director thereof, or by or on behalf of any person controlling the Company or the Primary Dealer, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 11.

12.  Arbitration.

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current rules of the American Arbitration Association (“AAA”). Any matter to be settled by arbitration shall be submitted to the AAA in New York City, New York and the parties agree to abide by all awards rendered in such proceedings. The parties shall attempt to designate one arbitrator from the AAA, but if they are unable to do so, then the AAA shall designate an arbitrator. Any arbitrator selected by the parties or the AAA shall be a qualified Person who has experience with complex real estate disputes. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. All awards may be filed with the clerk of one or more courts, state or federal having jurisdiction over the party against whom such award is rendered or his or her property, as a basis of judgment and of the issuance of execution for its collection.

13.  Undertaking to Not Facilitate a Secondary Market in the Shares.

The Primary Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and redemption of the Shares, which significantly limit the liquidity of an investment in the Shares. The Primary Dealer also acknowledges that the Company’s Share Redemption Program (the “Program”) provides only a limited opportunity for investors to have their Shares redeemed by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Program at any time in accordance with the terms of the Program. The Primary Dealer hereby agrees that so long as the Company is offering Shares under a registration statement filed with the SEC (including any follow-on offering of the Shares), the Primary Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Company.

14.  Survival of Provisions.

The respective agreements, representations and warranties of the Company, the Advisor and the Primary Dealer set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Company, the Advisor, the Primary Dealer or any Dealer or any person controlling the Company, the Advisor, the Primary Dealer or any Dealer, and (c) the acceptance of any payment for the Shares.

15.  Applicable Law; Venue.

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York City, New York.

16.  Severability.

If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

17.  Delay Not a Waiver.

Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

18.  Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

19.  Third-Party Beneficiaries; Successors; and Amendment.

a.    This Agreement shall inure to the benefit of and be binding upon the Primary Dealer, the Company, the Advisor, and each Dealer who enters into a Selected Dealer Agreement with the Primary Dealer and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

b.    This Agreement may be amended by the written agreement of the Primary Dealer, the Advisor and the Company.

20.  Suspension and Termination.

The Primary Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company. In addition to termination pursuant to Section 4(d) of this Agreement, the Company and the Primary Dealer shall have the right to terminate this Agreement on 60 days’ prior written notice to the other party.

21.  Definitions.

Any terms used but not defined herein shall have the meanings given to them in the Prospectus.

22.   Notices.

All notices, approvals, requests, and authorizations that are required hereunder to be in writing shall be duly given and deemed to be delivered when delivered in person, by courier, or by overnight delivery service, or deposited in the United States mail, properly addressed and stamped with the required postage, to the intended recipient, as set forth below.

To the Primary Dealer:	Integrity Investments Inc.
221 Pensacola Road
Venice, Florida 34285
Attn: Richard F. Curcio, President

To the Company:	FundCore Institutional Income Trust Inc.
One Work Financial Center, 30th Floor
New York City, NY 10281
Attn: Steven Ball, President and Chief Investment Officer

With a copy to:
Phyllis G. Korff
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York City, New York 10036-6522

To the Advisor:	FundCore Advisor, LLC
One World Financial Center, 30th Floor
New York City, New York 10281
Attn: Steven Ball, Manager

With a copy to:
Phyllis G. Korff
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York City, New York 10036-6522

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have each duly executed this Primary Dealer Agreement as of the day and year set forth above.

COMPANY
FUNDCORE INSTITUTIONAL INCOME TRUST INC.

By:
Steven Ball, President and Chief Investment Officer

PRIMARY DEALER
INTEGRITY INVESTMENTS, INC.

By:
Richard F. Curcio, President

ADVISOR
FUNDCORE ADVISOR LLC

By:
Steven Ball, Manager

ANNEX A

FORM OF DEFERRED SALES COMMISSION AGREEMENT

DEALER:                                                                                                          (the “Dealer”)

The Dealer has entered into a Selected Dealer Agreement with the Primary Dealer dated                     . Pursuant to the Primary Dealer Agreement, dated                     , 2010 (the “Agreement”), the Company, the Primary Dealer and the Advisor (as identified therein) agree as follows with respect to the deferred sales commission payable to the Primary Dealer and the Dealer in connection with Shares sold in the Primary Offering by the Dealer.

Subject to the 1.0% annual and the 5.0% aggregate limitations on the deferred sales commission set forth in Section 5(i) of the Agreement, the Advisor will pay the Primary Dealer and the Primary Dealer will pay the Dealer a deferred sales commission monthly in arrears with respect to Shares sold in the Primary Offering by the Dealer in an amount that is equal to:

Primary Dealer:

Dealer:

IN WITNESS WHEREOF, the parties hereto have each duly executed this Deferred Sales Commission Agreement as of                                  .

COMPANY
FUNDCORE INSTITUTIONAL INCOME TRUST INC.

By:
Steven Ball, President and Chief Investment Officer

PRIMARY DEALER
INTEGRITY INVESTMENTS, INC.

By:
Richard F. Curcio, President

ADVISOR
FUNDCORE ADVISOR LLC

By:
Steven Ball, Manager